LIMITED POWER OF ATTORNEY
FOR MERCURY SYSTEMS, INC.
SECTION 16(a) FILINGS
Know all by these presents, that the undersigned hereby constitutes and appoints each of the Chief
Financial Officer, the General Counsel, and the
Chief Accounting Officer of Mercury Systems,
Inc., acting singly, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934, as amended (the
"Exchange Act"), or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or shareholder of Mercury Systems, Inc. (the "Company"), Forms 3, 4, 5, and 144 and amendments thereto, in accordance with Section
16(a) of the Exchange Act and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, provided, however, that the undersigned does not grant to each such power-of-attorney the right to engage in any transactions involving the securities of the Company on behalf of the undersigned, including without limitation, the right to purchase or sell any securities of the Company.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes (any such substitute also being referred to herein as an "attorney-in-fact"), shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that each
attorney-in-fact, in serving in such
capacity at the request of the undersigned or such attorney-in-fact, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
The undersigned agrees that each such
attorney-in-fact shall not be liable for any error of judgment or for any act done or omitted to be done or for any mistake of fact or law except for each such attorney
-in-fact's own bad faith, and the undersigne d agrees to indemnify and to hold each such attorney-in-fact harmless against any loss, claim, damage, liability, or cost incurred on each such attorney-in-fact's part arising out of or in connection with acts undertaken or omitted to be taken as an attorney-in-fact hereunder. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities of Mercury
Systems, Inc., unless earlier revoked
by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein. IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 26th day of November, 2018.


/s/ Barry R. Nearhos